Loan Agreement

THIS AGREEMENT made on July 25, 2016.

BETWEEN:

Clancy Corp., str. Vizantiou 28, Strovolos,

Lefkosia, Cyprus, 2006 (“Company”)

Of The First Part

AND:

               Iryna Kologrim, str. Vizantiou 28, Strovolos,

Lefkosia, Cyprus, 2006 (“Iryna Kologrim”)

Of The Second Part

WHEREAS:

1)               Company requires funding in connection with business operations;

2)               Iryna Kologrim has agreed to loan US $40,000 (the “Loan”) to Company, on certain terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum FIVE DOLLARS ($5.00), and other goods and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

a.                Iryna Kologrim hereby agrees to loan US $40,000 (the “Loan”) to Company concurrent with the execution of the Agreement;

b.                Loan funds advanced shell be non-interest bearing, secured and payable upon demand.

c.                Any additional funds that Iryna Kologrim loans to Company subsequent to this Agreement shell be subject to the same terms as this Agreement, unless otherwise agreed in writing.

d.                In accordance to the registration statement of Company, if the proceeds from the offering shares will not be sufficient, Iryna Kologrim will loan to Company needed funds to complete the registration process, implement business plan, and maintain reporting status and quotation on the OTC Electronic Bulletin Board.

e.                Loan will be available for Company until Company will start to earn significant revenues, sufficient for ongoing operations and for payment of all expenses.

f.                 The repayment of Iryna Kologrim’s loan to Company will start when Company will earn significant revenues. The repayment will be made in accordance to loaned amount of funds by Iryna Kologrim to Company for the time period from inception till last loan.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

/s/Iryna Kologrim / Clancy Corp.

Authorized Signature

Date: July 25, 2016